Sub-Item 77M
Mergers
2-34393, 811-1879

On April 24, 2015, INTECH U.S. Managed Volatility Fund was the surviving fund in a reorganization. All of the assets and liabilities of INTECH U.S. Managed Volatility Fund II were transferred to INTECH U.S. Managed Volatility Fund. The circumstances and details of the merger are contained in the February 6, 2015 SEC Filing, Conformed Submission Type N-14/A, accession number 0001571049-15-000835 and such filing is herein incorporated by reference as an exhibit to the Sub-Item 77M of Form N-SAR.